Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Muni Funds:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our reports dated May 11, 2000 with respect to the funds listed below, on the statements of assets and liabilities as of March 31, 2000, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year periods then ended and the financial highlights for each of the years in the five-year periods then ended. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-30D.
We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

Smith Barney Muni Funds:
National Portfolio
Limited Term Portfolio
Georgia Portfolio
Massachusetts Money Market Portfolio
Florida Portfolio
New York Portfolio
Pennsylvania Portfolio
California Money Market Portfolio
New York Money Market Portfolio

KPMG LLP
New York, New York
July 23, 2000

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